UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 2, 2015

Commission File Number: 0-29923

CUI Global, Inc.

(Name of Small Business Issuer in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The Company entered into an Asset Purchase Agreement dated February 23, 2015 to acquire the assets of Tectrol, Inc., a Toronto, Canada corporation. This agreement will not become effective until approved by the appropriate authority of the Ontario Superior Court of Justice which is scheduled for hearing March 5, 2015.

Tectrol, Inc., an insolvent entity as that term is used in Canadian law, filed a Notice of Intention to Make a Proposal (NOI) on November 6, 2014 under Section 50.4 (1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended. Phelps Canada Restructuring Inc. was appointed as the trustee in re the proposal of Tectrol Inc. under the NOI. Subsequent to filing the NOI, Tectrol, Inc., in consultation with the Trustee, solicited asset purchase offers in respect of Tectrol’s Business and assets on a going concern or other basis.

The purchase price for the acquisition of the assets was five million two hundred thousand dollars ($5,200,000) subject to good faith adjustments by the Parties according to the final value of the non-obsolete inventory conveyed and other closing adjustments.  Of the purchase price, the sum of one million two hundred thousand dollars ($1,200,000), subject to final closing adjustments, shall be placed into an interest bearing escrow account to be paid by the Escrow Agent to the Seller in twelve (12) monthly installments commencing on March 31, 2015.  In addition, the agreement calls for an earn-out/royalty payment of two percent (2%) of the gross sales (for specific, identified customers) over a period of three (3) years from the closing date, up to a maximum of $300,000, that may or may not be paid to the Seller within 90 days of each calendar year end, depending on performance by the identified customer(s).

As a part of this acquisition strategy, CUI Global, Inc. formed a wholly owned Canadian corporate subsidiary, CUI-Canada, Inc., to receive these acquired assets. That entity entered into a five-year lease of the Toronto facility where Tectrol, Inc. was operating its business.

Item 7.01 Regulation FD Disclosure.

On March 2, 2015 the Company issued a press release announcing its entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.3.

The information in this report furnished pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.

Exhibit Number	Description
99.1	Asset Purchase Agreement
99.2	Lease
99.3	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 2nd day of March 2015.

CUI Global, Inc.
By:	/s/ William J. Clough
William J. Clough, CEO/President

Exhibit 99.1	Asset Purchase Agreement

Exhibit 99.2	Lease

Exhibit 99.3	Press Release